  Exhibit 99.1

Charlie’s Chalk Dust, a Pioneering Brand in the Vapor Market, enters into Exchange Agreement with True Drinks

Plans to Expand Charlie’s Premium Vapor Products Domestically and Internationally along with the Highly Anticipated Launch of Charlie’s CBD Products

IRVINE, CA, April 29, 2019 True Drinks Holdings, Inc. (the “Company” or “True Drinks”) (OTC:TRUU) and Charlie’s Chalk Dust, LLC (“Charlie’s”), a leading producer of high quality vapor products, announced today that both companies have entered into an agreement (the “Share Exchange”) resulting in Charlie’s becoming a wholly-owned subsidiary of True Drinks.

Pursuant to the Share Exchange, True Drinks acquired all outstanding membership interests in Charlie’s in exchange for the issuance by True Drinks of units consisting of shares of common stock, preferred stock and warrants (the “Exchange”). Following the Exchange, the former members of Charlie’s and participants in the Share Exchange will own approximately 87.55% of the fully diluted shares of True Drinks.

The Exchange was based on a combined value of Charlie’s and True Drinks of approximately $105 million. Based on Charlie’s audited December 31, 2018 and 2017 financial statements, net revenues were $20.8 million in 2018 and $12.2 million in 2017, representing 70.4% year-over-year growth in revenue. Charlie’s anticipates continued strong growth in 2019 with projected net revenues for the quarter ending March 31, 2019 of approximately $6.8 million, representing sequential growth of appropriately 51% from its quarter ending December 31, 2018.

In connection with the Exchange, Charlie’s closed a private placement transaction with accredited and institutional investors, led by Vinny Smith, the former owner and chairman of Quest Software and founder of Toba Capital and Gron Ventures (the “Private Placement”). The Private Placement resulted in gross proceeds of approximately $27.5 million, and after the payment to Charlie’s founders and other costs and expenses incurred in connection with the Exchange, approximately $5.6 million in net cash proceeds that will be added to True Drink’s consolidated balance sheet. Katalyst Securities, LLC acted as the lead placement agent for the Private Placement. Stifel acted as financial advisor to Charlie’s in connection with the Exchange.

Further details regarding the Share Exchange will be described in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) by the Company, and the information herein is qualified in its entirety by reference to the information set forth in such Current Report on Form 8-K. The Company plans to provide additional information relating to its business, corporate operations, among other plans in a Current Report on Form 8-K to be filed with the SEC.

Additional information about Charlie’s can be found at www.charlieschalkdust.com.

Purpose of the Exchange

The Exchange provides Charlie’s with the ability to leverage True Drinks distribution and product formulation expertise, while capitalizing on Charlie’s brand recognition and relationships with distributors, specialty retailers and third-party online resellers. The synergies are intended to accelerate the expansion of Charlie’s core business into new markets for its vapor products, and allow Charlies to capitalize on opportunities to expand its brand to include CBD products. The combined business will be operated under the leadership of Brandon Stump, Chief Executive Officer and Ryan Stump, Chief Operating Officer of Charlie’s.

 “We started this business because we saw an opportunity to deliver a BRAND - it takes courage to be different and we have plenty of that,” commented Brandon Stump, Chief Executive Officer of Charlies and True Drinks. “We are extremely fortunate to have found a company to align our efforts to continue to build our brand and create value for our employees and shareholders. People have been telling us for years that they wish they could buy stock in Charlie’s, well now they can.”

"We are excited to build on the success we have achieved thus far in the vapor space,” said Ryan Stump, Chief Operating Officer of Charlies and True Drinks.  “We’re looking forward to working together on diversifying our product offerings while penetrating new markets.  This opportunity grants us access to capital for scaling the business and helps bring the story of Charlie's Chalk Dust to the public markets.  Simply put, we are thrilled for what the future has in store - for our customers, our employees, and shareholders."

 “The shareholders of True Drinks have gained an amazing team starting today,” added Scot Cohen, Director of True Drinks. “In this competitive space, Brandon and Ryan and the rest of their loyal team have created a top tier industry brand in less than 5 years without any outside capital and they are just getting started!

Vinny Smith, the lead investor in Charlie’s private placement, commented: "We're incredibly impressed with the business the Stump brothers have built and I expect continued success for Charlie’s well into the future.”

About Charlie’s Chalk Dust

Founded in 2014 in southern California by brothers Brandon and Ryan Stump, Charlie’s Chalk Dust produces high quality vapor products currently distributed in over 90 countries around the world. Charlie’s is regarded as an industry pioneer, having developed an extensive portfolio of brand styles, flavor profiles and innovative product formats. Its authentic brand, coupled with unmatched culture and consistency, has cemented its position among a vast consumer base. Additional information about Charlie’s can be found at www.charlieschalkdust.com.

About True Drinks Holdings, Inc.

Prior to consummating the Exchange, True Drinks Holdings, Inc. specialized in all-natural, vitamin-enhanced drinks. Its primary business was the development, marketing and sale of AquaBall® Naturally Flavored Water, which was distributed nationally through select retail channels, such as grocery stores, mass merchandisers, drug stores and online. Although, the Company has discontinued the production, distribution and sale of AquaBall®, it continues to market and distribute Bazi® All Natural Energy, a liquid nutritional supplement drink, which is currently distributed online and through the Company’s existing database of customers, and is currently engaged in the formulation of products for ultimate distribution, including products containing CBD. The Company was founded in 2008 and is currently headquartered in Irvine, California.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company's overall business, existing and anticipated markets and expectations regarding future sales and expenses. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company's ability to successful increase sales and enter new markets; the Company's ability to manufacture and produce product for its customers; the Company's ability to formulate new products; the acceptance of existing and future products; the complexity, expense and time associated with compliance with government rules and regulations affecting nicotine and products containing cannabidiol; litigation risks from the use of the Company’s products; risks of government regulations; the ability to obtain patents and defend IP against competitors; the impact of competitive products; and the Company's ability to maintain and enhance its brand, as well as other risk factors included in the Company's most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

For more information, contact:

Dave Allen, Chief Financial Officer
True Drinks Holdings, Inc.
Charlies Chalk Dust, LLC
1007 Brioso Dr., Costa Mesa, CA 92627
Phone: 203-640-8399
david@charlieschalkdust.com